Exhibit 10.2
GARTNER, INC.
2003 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Grant # ________
NOTICE OF GRANT
     Gartner, Inc. (the “Company”) hereby grants you, [NAME OF EMPLOYEE] (the “Grantee”), the number of restricted stock units indicated below (the “Restricted Stock Units”) under the Company’s 2003 Long-Term Incentive Plan (the “Plan”). The date of this Agreement is [DATE] (the “Grant Date”). Subject to the provisions of Appendix A (attached hereto) and of the Plan, the principal features of this Restricted Stock Unit grant are as follows:
Target Number of Restricted Stock Units: [NUMBER], subject to adjustment as provided under Performance Vesting/Adjustment below.
Purchase Price per Share: $0.0005
Vesting Commencement Date: [DATE]

Performance Vesting/Adjustment:

Vesting Schedule:

Twenty-five percent (25%) of the Restricted Stock Units eligible to vest (as determined in the prior subsection) shall vest on the one (1) year anniversary of the Vesting Commencement Date, and twenty-five percent (25%) of the Restricted Stock Units eligible to vest (as determined in the prior subsection) shall vest on each subsequent anniversary of the Vesting Commencement Date, subject to Grantee’s Continued Service through each such date.

     Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in this the Plan and this Restricted Stock Unit Agreement (the “Agreement”), which includes this Notice of Grant and Appendix A. For example, important additional information on vesting and termination of this Restricted Stock Unit grant is contained in Paragraphs 4 through 7 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS RESTRICTED STOCK UNIT GRANT.

GARTNER, INC.		GRANTEE

By

	Title:	[NAME]

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
     1. Grant. The Company hereby grants to the Grantee under the Plan at the per share price of $0.0005, equal to the par value of a Share, the number of Restricted Stock Units indicated in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan.
     2. Payment of Purchase Price. When the Restricted Stock Units are paid out to the Grantee, the purchase price will be deemed paid by the Grantee for each Restricted Stock Unit through the past services rendered by the Grantee, and will be subject to the appropriate tax withholdings.
     3. Company’s Obligation to Pay. Each Restricted Stock Unit has a value equal to the Fair Market Value of a Share on the date of grant. Unless and until the Restricted Stock Units have vested in the manner set forth in paragraphs 4 or 5, the Grantee will have no right to payment of such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company. Payment of any vested Restricted Stock Units will be made in Shares.
     4. Vesting Schedule. Except as otherwise provided in this Agreement, the Restricted Stock Units awarded by this Agreement are scheduled to vest in accordance with the vesting schedule set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on any such date actually will vest only if the Grantee remains in Continued Service through such date.
     5. Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Committee. If the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units, the payment of such accelerated Restricted Stock Units nevertheless shall be made at the same time or times as if such Restricted Stock Units had vested in accordance with the vesting schedule set forth in the Notice of Grant (whether or not the Grantee remains in Continued Service through such date(s)).
     6. Payment after Vesting. Any Restricted Stock Units that vest in accordance with paragraph 4 will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares as soon as practicable following the date of vesting, subject to paragraph 9. Any Restricted Stock Units that vest in accordance with paragraph 5 will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares in accordance with the provision of such paragraph, subject to paragraph 9.
     7. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested pursuant to paragraphs 4 or 5 at the time the Grantee ceases to be in Continued Service will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Grantee shall not be entitled to a refund of any of the price paid for the Restricted Stock Units forfeited to the Company pursuant to this paragraph 7.
     8. Death of Grantee. Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of the Grantee’s estate (or such other person to whom the Restricted Stock Units are transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution). Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of these Restricted Stock Units and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this Restricted Stock Unit grant as set forth in this Agreement.
     9. Withholding of Taxes. When the Shares are issued as payment for vested Restricted Stock Units, the Grantee will recognize immediate U.S. taxable income if the Grantee is a U.S. taxpayer. If the Grantee is a non-U.S. taxpayer, the Grantee may be subject to applicable taxes in his or her jurisdiction. The Company (or the employing Parent or Subsidiary) will withhold a portion of the Shares otherwise issuable in payment for vested Restricted Stock Units that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing Parent or Subsidiary) with respect to the Shares. No fractional Shares will be withheld or issued pursuant to the grant of Restricted Stock Units and the issuance of Shares thereunder. The Company (or the employing Parent or Subsidiary) may instead, in its discretion, withhold an amount necessary to pay the applicable taxes from the Grantee’s paycheck, with no withholding of Shares. In the event the withholding requirements are not satisfied through the withholding of Shares (or, through the Grantee’s paycheck, as indicated above), no payment will be made to the Grantee (or his or her estate) for Restricted Stock Units unless and until satisfactory arrangements (as determined by the Committee) have been made by the Grantee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Restricted Stock Units. By accepting this Award, the Grantee expressly consents to the withholding of Shares and to any cash or Share withholding as provided for in this paragraph 9. All income and other taxes related to the Restricted Stock Unit award and any Shares delivered in payment thereof are the sole responsibility of the Grantee.
     10. Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). Notwithstanding any contrary provisions of this Agreement, any quarterly or other regular, periodic dividends or distributions (as determined by the Company) paid on Shares will accrue with respect to (i) unvested Restricted Stock Units and (ii) Restricted Stock Units that are vested but unpaid, and no such dividends or other distributions will be paid on Restricted Stock Units nor Restricted Stock Units that are vested but unpaid pursuant to paragraph 5, and in each case will be paid out at the same time or time(s) as the underlying Restricted Stock Units on which such dividends or other distributions have accrued. After such issuance, recordation and delivery, the

Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     11. No Effect on Employment or Service. The Grantee’s employment with the Company and any Parent or Subsidiary is on an at-will basis only, subject to the provisions of applicable law. Accordingly, subject to any written, express employment contract with the Grantee, nothing in this Agreement or the Plan shall confer upon the Grantee any right to continue to be employed by the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company or the employing Parent or Subsidiary, which are hereby expressly reserved, to terminate the employment of the Grantee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Parent or Subsidiary employing the Grantee.
     12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary at the Company’s headquarters, P.O. Box 10212, 56 Top Gallant Road, Stamford, CT 06902-7700, or at such other address as the Company may hereafter designate in writing.
     13. Grant is Not Transferable. Except to the limited extent provided in paragraph 8 above, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.
     14. Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units awarded under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, the Grantee’s subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
     15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     16. Conditions for Issuance of Stock. The shares of stock deliverable to the Grantee may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to transfer on its books or list in street name with a brokerage company or otherwise issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Committee may establish from time to time for reasons of administrative convenience.
     17. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.
     18. Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
     19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     20. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
     21. Entire Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein.
     22. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this award of Restricted Stock Units.
     23. Amendment, Suspension or Termination of the Plan. By accepting this award, the Grantee expressly warrants that he or she has received an award under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

     24. Governing Law. This grant of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to its conflict of laws provisions.
     25. Defined Terms: Capitalized terms used in this Agreement without definition will have the meanings provided for in the Plan. When used in this Agreement, the following capitalized terms will have the following meanings:
“Continued Service” means that your employment relationship is not interrupted or terminated by you, the Company, or any Parent or Subsidiary of the Company. Your employment relationship will not be considered interrupted in the case of: (i) any leave of absence approved in accordance with the Company’s written personnel policies, including sick leave, family leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor; provided, however, that, unless otherwise provided in the Company’s written personnel policies, in this Agreement or under applicable laws, rules or regulations, or unless the Committee has otherwise expressly provided for different treatment with respect to this Agreement, (x) no such leave may exceed ninety (90) days, and (y) any vesting shall cease on the ninety-first (91st) consecutive date of any leave of absence during which your employment relationship is deemed to continue and will not recommence until such date, if any, upon which you resume service with the Company, its Parent, Subsidiary or successor. If you resume such service in accordance with the terms of the Company’s military leave policy, upon resumption of service you will be given vesting credit for the full duration of your leave of absence. Continuous employment will be deemed interrupted and terminated for an Employee if the Grantee’s weekly work hours change from full time to part time. Part-time status for the purpose of vesting continuation will be determined in accordance with policies adopted by the Company from time to time, which policies, if any, shall supersede the determination of part-time status set forth in the Company’s posted “employee status definitions”.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
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